Exhibit 4.20

GUARANTY

FOR VALUE RECEIVED, and in order to induce the LAW OFFICES OF DAVID J. STERN, P.A., a professional association licensed to practice law in the State of Florida (“Noteholder” or “DJS”), PROFESSIONAL TITLE AND ABSTRACT COMPANY OF FLORIDA, INC., a Florida corporation (“PTA”), and DEFAULT SERVICING, INC., a Florida corporation (“DSI”) to enter into financial accommodations with DAL GROUP, LLC, a Delaware limited liability company (with any successor in interest, including, without limitation, any successor by merger or by operation of law, herein collectively referred to as “DAL”) (a) under that certain Term Note executed by DAL in favor of Noteholder (as amended, restated or otherwise modified from time to time, the “Note”), and (b) pursuant to DAL’s obligations to pay the Post Closing Cash to DJS, PTA and DSI, as defined in and pursuant to, the Contribution and Membership Interest Purchase Agreement, dated as of the date of this Guaranty, the undersigned (“Guarantor”) hereby guarantees to DJS, PTA, DSI and their respective successors and assigns, (i) the prompt and full payment when due, by acceleration or otherwise, of all sums now or any time hereafter due from DAL to Noteholder under the Note (the “Term Note Obligations”) and from DAL to each of DJS, PTA and DSI with respect to the Post Closing Cash (the “Post Closing Cash Obligations”) and (ii) all reasonable costs, reasonable legal expenses and reasonable attorneys’ and paralegals’ fees paid or incurred by any of DJS, PTA or DSI in endeavoring to collect all or any part of the Term Note Obligations and Post Closing Cash Obligations, or in enforcing any of their rights in connection with any collateral therefore, or in enforcing this Guaranty, or in defending against any defense, counterclaim, setoff or cross claim based on any act or omission by any of DJS, PTA or DSI with respect to the foregoing obligations, except to the extent resulting from the negligence and/or misconduct of DJS, PTA, DSI and/or any affiliate of DJS, PTA and/or DSI (collectively, the “Guaranteed Obligations”). Guarantor acknowledges that each of DJS, PTA and DSI are relying on the execution and delivery of this Guaranty in extending or continuing to extend the financial accommodations to or for the benefit of DAL.

This Guaranty shall remain in effect until all of the Obligations shall have been fully and indefeasibly paid, performed and discharged. Upon the occurrence and during the continuance of an Event of Default (as defined in the Loan, Security and Pledge Agreement by and among DAL, DJS, PTA and DSI dated as of the date of this Guaranty (as amended, restated or otherwise modified from time to time, the “Loan Agreement”)), any or all of the Term Note Obligations and Post-Closing Cash Obligations may be accelerated, with or without notice, as provided in the Loan Agreement.  Notwithstanding the occurrence of any such event, this Guaranty shall continue and remain in full force and effect.

To the extent any of DJS, PTA or DSI receive payment with respect to the Term Note Obligations or the Post Closing Cash Obligations, as the case may be, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside, required to be repaid by any of DJS, PTA or DSI or is repaid by DJS, PTA or DSI pursuant to a settlement agreement, to a trustee, receiver or any other person or entity, whether under any bankruptcy law or otherwise (a “Returned Payment”), this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of such payment or repayment by DJS, PTA or DSI, and the indebtedness or part thereof intended to be satisfied by such Returned Payment shall be revived and continued in full force and effect as if said Returned Payment had not been made.

All payments received by DJS, with respect to the Term Note Obligations or DJS, PTA or DSI, with respect to the Post Closing Cash Obligations, from whatever source derived, shall be taken and applied by DJS, PTA or DSI, as the case may be, toward the payment of the relevant Obligations and in such order of application as DJS, PTA or DSI, as the case may be, may, in its sole discretion, from time to time elect.  As further security, any and all debts and liabilities now or hereafter arising and owing to the Guarantor by DAL are hereby subordinated to the claims of DJS, PTA and DSI.

Guarantor acknowledges and agrees that this Guaranty is a legal, valid and binding obligation of Guarantor, and is enforceable in accordance with its terms.  Neither DJS, PTA nor DSI shall be required at any time, as a condition of Guarantor’s Obligations hereunder, to resort to payment from DAL or other persons or entities whatsoever, or any of their properties or estates, or resort to any collateral or pursue or exhaust any other rights or remedies whatsoever. Specifically, but without limiting the foregoing, Guarantor waives any right to have DAL or any other guarantor joined in a suit brought against Guarantor on this Guaranty and also any right to require DJS, PTA or DSI to sue DAL on any obligation guarantied here as a prerequisite to any action by any or all of DJS, PTA or DSI against Guarantor.

No release or discharge in whole or in part of any other guarantor of the Obligations shall release or discharge Guarantor, unless and until all of the Obligations shall have been  indefeasibly fully paid and discharged.  So long as there are any Obligations, Guarantor waives any right to revoke or terminate this Guaranty without the express written consent of Noteholder.

For so long as there are any Obligations, Guarantor agrees to promptly furnish to DJS, PTA or DSI such financial information concerning Guarantor as any of DJS, PTA or DSI may from time to time reasonably request.

Guarantor's obligations under this Guaranty shall in no way be modified, affected, impaired, reduced, reduced or released by DJS, PTA or DSI undertaking, doing or omitting to do any of the following (any or all of which may be done or omitted by any of DJS, PTA or DSI in their sole discretion, without notice to anyone irrespective of whether the Obligations shall be increased or decreased thereby): (i) extend the time of payment of the Obligations; (ii) renew the Obligations or accept new notes of DAL; (iii) modify any of the terms and conditions of the Obligations including, but not limited to, changing the interest rate or rates applicable to the Obligations; (iv) compromise, settle, surrender, release, discharge, refinance, exchange, sell, or pledge the Obligations, or any collateral securing the Obligations, or fail, neglect or omit to realize upon, or to enforce or exercise any liens or rights of appropriation or other rights with respect to, the Obligations or any security or collateral therefor or any claims against any person or persons primarily or secondarily liable thereon; (v) fail, neglect or omit to perfect, protect, secure or insure any of security interests, liens, or encumbrances of the properties or interests in properties subject thereto; or (vi) any change in DAL’s name or the merger of DAL into another entity.  The Guarantor hereby consents to all acts of commission or omission of each of DJS, PTA or DSI as set forth above.

Neither a failure on the part of any or all of DJS, PTA or DSI to exercise nor any delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof and Guarantor’s Obligations hereunder shall be enforceable irrespective of the genuineness, validity, regularity or enforceability of the Obligations, or of any instrument evidencing any of the Obligations.

The Obligations shall include interest, costs and fees owed by DAL to any of DJS, PTA or DSI pursuant to the terms of the Note and Loan Agreement accruing after the filing of a bankruptcy petition by or against DAL under Title 11, United States Code, even though such interest, costs and fees may not be allowable, in whole or in part, due to such bankruptcy case.

Guarantor hereby waives all suretyship defenses and any rights to interpose any defense of any nature which Guarantor may have or which may exist between and among DJS, PTA or DSI, DAL and/or Guarantor with respect to Guarantor’s obligations under this Guaranty, or which DAL may assert on the underlying debt, including but not limited to failure of consideration, breach of warranty, fraud, discharges of DAL or any other Guaranty in bankruptcy, payment (other than cash payment in full of the Obligations), statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, accord and satisfaction, and usury.  The Guaranty expressly agrees that Guarantor shall be and shall remain liable for any deficiency remaining after foreclosure of any security interest securing the Obligations, whether or not the liability of DAL or any other obligor for such deficiency is discharged pursuant to statute, judicial decision or otherwise.

Any of DJS, PTA or DSI may, without demand or notice of any kind to anyone, apply or set off balances, credits, deposits, accounts, moneys or other indebtedness at any time credited or due from any of DJS, PTA or DSI to the Guarantor against the amounts due hereunder as any of DJS, PTA or DSI may from time to time elect.

Each of DJS, PTA or DSI may assign any or all of the Obligations upon notice to the Guarantor and in such event any assignee or holder of any or all of the Obligations shall have the right to enforce this Guaranty, by suit or otherwise, as if such assignee or holder is named in this Guaranty.  For the avoidance of doubt, the rights of each of DJS, PTA and DSI to enforce this guaranty shall be superior to that of any assignee of any of DJS, PTA or DSI.

This Guaranty is a guaranty of payment and not of collection.

This Guaranty shall be binding upon Guarantor and its heirs, executors, successors and assigns, and shall inure to the benefit of the DJS, PTA or DSI and each of their successors and assigns.  Guarantor may not assign any of its obligations under this Guaranty without the prior written consent of each of DJS, PTA and DSI, any such purported assignment without such consent being null and void, and which consent shall not be unreasonably withheld.

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE. THE GUARANTOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES IRREVOCABLY THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDINGS COMMENCED BY OR AGAINST THE GUARANTOR IN WHICH THE GUARANTY AND ANY OF DJS, PTA OR DSI ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH OF DJS, PTA AND DSI IN GRANTING ANY FINANCIAL ACCOMMODATION TO DAL AND ACCEPTING THIS GUARANTY.

Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. No modification or waiver of any of the provisions of this Guaranty shall be effective unless in writing and signed by Guarantor and each of DJS, PTA and DSI.

Receipt of an executed signature page to this Guaranty by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic executed copies of this Guaranty maintained by DJS, PTA or DSI shall be deemed to be originals thereof.

TO INDUCE EACH OF DJS, PTA AND DSI TO GRANT FINANCIAL ACCOMMODATIONS TO DAL, THE GUARANTOR IRREVOCABLY AGREES THAT ALL ACTIONS ARISING DIRECTLY OR INDIRECTLY AS A RESULT OR IN CONSEQUENCE OF THIS GUARANTY SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING SITUS IN THE COUNTY OF BROWARD, FLORIDA.  THE GUARANTOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT LOCATED AND HAVING ITS SITUS IN THE COUNTY OF BROWARD, FLORIDA, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.  THE GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS, AND CONSENTS TO THE SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE GUARANTOR AT THE ADDRESS INDICATED IN THE RECORDS OF DJS, PTA OR DSI IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.  FURTHERMORE, THE GUARANTOR WAIVES PRESENTMENT, DEMAND FOR PAYMENT AND ALL NOTICES AND DEMANDS IN CONNECTION WITH THE DELIVERY, ACCEPTANCE, PERFORMANCE OF THIS GUARANTY OR ENFORCEMENT OF THE RIGHTS OF DJS, PTA OR DSI HEREUNDER, AND HEREBY CONSENTS TO, AND WAIVES NOTICE OF THE RELEASE, WITH OR WITHOUT CONSIDERATION, OF DAL OR ANY OTHER PERSON RESPONSIBLE FOR PAYMENT OF DAL’S OBLIGATIONS, OR OF ANY COLLATERAL THEREFOR.

Dated as of January ___, 2010

Guarantor:

By:  __________________________

Name:
Title:

BH01\1095408.1 ID\GMC - 105780/0001